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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported)   March 11, 2004
                                                          ----------------------

                     Global Medical Products Holdings, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                                      NEVADA
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                 (State or Other Jurisdiction of Incorporation)

            000-29989                               86-0889096
    ------------------------            ------------------------------------
    (Commission File Number)            (I.R.S. Employer Identification No.)

             2777 YULAPA AVE., #155, SANTA ROSA, CA 95405
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    (Address of Principal Executive Offices)               (Zip Code)

                                  (619) 222-2568
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              (Registrant's Telephone Number, Including Area Code)

         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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The Company on March 22, 2004 filed Form 8-K relating to Other Events and
Regulation FD Disclosure. A correction to a typographical error relating to the spin-off distribution is submitted in this Amendment 1. to that filing.

Item 5.  Other Events and Regulation FD Disclosure.

           On March 11, 2004, the Registrant appeared before the Hon. Sidney I. Schenkier, U.S. District Court, Northern District of Illinois (Chicago) relating to CIVIL DOCKET FOR CASE #: 02-CV-8727, Goulding Trst, et al v. 37Point9, et al filed on 12/03/02 with a demand of $1,400,000. Evidentiary hearing held. Oral argument heard. For the reasons stated on the record in open court, the Court enforced the oral settlement agreement reached by the parties during a court-mediated settlement conference on 07/10/03. By 5:00 p.m. (Chicago time) on 03/12/04, the Registrant must deliver to the plaintiff payment of interest on the sum of $22,613.08, from 11/08/03 through 3/12/04, calculated on a compound basis at the rate set froth in 28 U.S.C. Section 1961(a). If that payment is made, then the oral settlement agreement will have been performed and, at that time, the Court will dismiss this case with prejudice pursuant to settlement.

           On March 12, 2004 the Court indicated that it had received evidence that the Registrant had made the interest payment required by the Court's 3/11/04 order. Accordingly, the Court dismissed this action with prejudice and without costs pursuant to settlement. The case was terminated.

           On March 17, 2004, the Registrant entered into a "Stock Acquisition-Distribution Agreement" with Sunrise Media Group ("SMG"), Santa Monica, California, whereby the Registrant would allow "SMG" access to its shareholder base for the purpose of becoming a publicly traded company and the Registrant would provide "SMG" access to its advisory staff for the purpose of compiling the documentation necessary for the completion of the necessary registration documents.

           Sunrise Media Group is a privately held Nevada Corporation whose business is maintaining a media library for rent consisting of 125 public domain feature films (1930-1975) and 1,213 Television Hours in different stages of development. An independent present fair market valuation for these media has been established at $777,415.

           The agreement calls for the Registrant to issue a special dividend to its Shareholders of Record on April 16, 2004 of 5 million shares or 25% of the issued and outstanding shares of "SMG". The distribution will occur on July 16, 2004.

Item 7.  Financial Statements and Exhibits.

           Exhibit 10.1 Stock Acquisition-Distribution Agreement between Sunrise Media Group, Inc. and Global Medical Products Holdings, Inc.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  Global Medical Products Holdings, Inc.
                                  (Registrant)

Dated: April 13, 2004             By:     /s/ Douglas P. Brown
                                  Name:   Douglas P. Brown
                                  Title:  President